UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD

Based on our current view of market conditions and in consideration of the factors included in the "Summary of Key Items that May Impact 2026 Results" section of our most recent quarterly report on Form 10-Q, as reiterated below, we expect the midpoint of our range for funds from operations per share – diluted, as adjusted for the year ending December 31, 2026 to be within the range of $6.25 to $6.85.

There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Our estimate is subject to a number of variables and uncertainties, including actions and changes in policy by the current U.S. administration related to the regulatory environment, life science funding, the U.S. Food and Drug Administration and National Institutes of Health, trade, and other areas as more fully discussed in our most recently filed quarterly report on Form 10-Q. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Summary of Key Items That May Impact 2026 Results

We expect to introduce additional 2026 guidance on December 3, 2025 at our Investor Day. As disclosed in the Form 8-K furnished on October 27, 2025 and Form 10-Q for the three and nine months ended September 30, 2025, the following is an initial summary of key items that are expected to impact 2026 results:

•Core operations – Slower demand across the life science sector and increased supply for life science real estate could negatively impact future occupancy. Additional considerations include the following:
•Same property net operating income decrease for 3Q25 compared to 3Q24 of 6.0% reflects a decline relative to the first half of 2025.
•Operating occupancy has decreased four consecutive quarters from 94.7% as of September 30, 2024 to 90.6% as of September 30, 2025.
•Before the benefit of excluding assets designated as held for sale which contained vacancy, 3Q25 occupancy declined 1.1% compared to 2Q25, primarily related to 3Q25 lease expirations. These lease expirations resulting in the 1.1% decline in occupancy previously generated annual rental revenue aggregating approximately $29.0 million and had a weighted-average lease expiration date at the end of July 2025. We are currently marketing these spaces.
•Our guidance for operating occupancy percentage in North America as of December 31, 2025 assumes an approximate 1% benefit related to a range of assets with vacancy that could potentially qualify for designation as held for sale by December 31, 2025, but that have not yet qualified as of September 30, 2025. After considering this potential adjustment, the midpoint of our guidance range for occupancy as of December 31, 2025 implies an 80 bps decline in operating occupancy percentage during 4Q25.
•There are key lease expirations primarily located in the Greater Boston, San Francisco Bay Area, and San Diego markets aggregating 1.2 million RSF with a weighted-average lease expiration date of March 19, 2026 and annual rental revenue aggregating $81 million, which are expected to become vacant upon lease expiration. We expect downtime on these spaces ranging from 6 to 24 months on a weighted-average basis.

•Capitalized interest – There is approximately $4.2 billion of average real estate basis capitalized during YTD 3Q25 related to future pipeline projects undergoing critical pre-construction activities, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction. We expect these projects to reach anticipated pre-construction milestones on April 14, 2026, on a weighted-average real estate investment basis. We will evaluate, on an asset-by-asset basis, whether to (i) proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, (ii) pause future investments, or (iii) consider the potential dispositions of these real estate assets. If we cease activities necessary to prepare a project for its intended use, costs related to such project, including interest, payroll, property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties, will be expensed as incurred.

•Realized gains on non-real estate investments – The midpoint of our revised guidance range for 2025 realized gains on non-real estate investments assumes approximately 15 million in 4Q25, compared to the quarterly average realized gains of approximately $32 million per quarter for the nine months ended September 30, 2025.

•General and administrative expenses – Over the past several years, we have implemented comprehensive measures to reduce our expenditures across our organization, including our general and administrative expenses. These initiatives are expected to generate a reduction in general and administrative expenses of approximately $49 million, or 29%, during the year ending December 31, 2025 (at the midpoint of our 2025 guidance range) compared to the year ended December 31, 2024. Given that some of these costs savings are expected to be temporary in nature, we anticipate approximately half of the cost reductions expected to be achieved in 2025 will continue in 2026.

•Dispositions and other sources of capital

•As of October 27, 2025, our share of pending dispositions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations aggregated $1.0 billion. We expect these dispositions to close in late 4Q25; therefore, the corresponding reduction in EBITDA is expected to impact 1Q26.
•We expect construction spending in 2026 to be similar or slightly higher than the $1.75 billion midpoint of our guidance range for 2025 construction in order to complete our active construction projects and significant revenue- and non-revenue-enhancing capital expenditures necessary to lease vacant space. Given the factors previously described that could negatively impact EBITDA, we may require significant dispositions and other sources of capital to manage our leverage profile.
•We expect a significant source of funding to come from the sale of non-core assets in 2026. We anticipate an end to our large-scale non-core asset sales program in 2026 or early 2027. As of September 30, 2025, 77% of our annual rental revenue is from our Megacampus™ platform, and we expect this percentage to continue to grow over time.

•Dividends and net cash provided by operating activities after dividends
•From 2013 to 2025, dividends per share and funds from operations per share, as adjusted have been highly correlated, with cumulative increases of 102% and 105%, respectively.
•The factors previously described could lead to a reduction in funds from operations per share, as adjusted and net cash provided by operating activities. At the current dividend rate, the amount of net cash provided by operating activities after payment of dividends available to recycle and address our 2026 capital needs could be reduced. As a result, we expect our Board of Directors to carefully evaluate our 2026 dividend strategy.

Forward-looking Statements

This current report on Form 8-K contains forward-looking non-GAAP financial measures, including funds from operations, per share – diluted, as adjusted. We do not provide guidance for the most comparable GAAP financial measure or a reconciliation of the forward-looking non-GAAP financial measure of FFO, as adjusted because we are unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the comparable GAAP measure, including items that are not indicative of our ongoing operations, including, without limitation, unrealized gains or losses on non-real estate investments, potential impairments of real estate assets, and gains or losses on the sales of real estate. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

This current report on Form 8-K also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our projected 2026 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Form 8-K, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Funds from operations and funds from operations per share – diluted, as adjusted

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method.

We account for unvested restricted stock awards (“RSAs”) that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of FFO per share, as adjusted using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and unvested RSAs with nonforfeitable rights to dividends by using the weighted-average shares of each class outstanding for quarter-to-date and year-to-date periods independently, based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.

Unvested RSAs that contain forfeitable rights to dividends do not qualify as participating securities under the two-class method because the dividend rights are forfeited if the awards do not vest. As a result, undistributed earnings are not allocated to these awards prior to vesting, and these awards have no effect on the computation of basic FFO per share, as adjusted while unvested. Once these awards vest, they are included in the denominator of basic FFO per share, as adjusted, weighted for the portion of the reporting period they were vested. Prior to vesting, these awards are included in the denominator of diluted FFO per share, as adjusted if they are dilutive, which is determined using the treasury stock method. Under this method, incremental shares are calculated as the difference between the total unvested shares and the number of shares that could hypothetically be repurchased using the assumed proceeds (including unrecognized compensation cost related to these awards). These incremental shares are weighted for the portion of the reporting period they were unvested, and are included in the diluted FFO per share, as adjusted denominator only if their inclusion reduces FFO per share, as adjusted (i.e., if they are not antidilutive).

In addition, from time to time, we enter into forward equity sales agreements. We consider the potential dilution resulting from the forward equity sales agreements on the FFO per share, as adjusted calculations. At inception, the agreements do not have an effect on the computation of basic FFO per share, as adjusted as no shares are delivered until settlement. The common shares issued upon the settlement of the forward equity sales agreements, weighted for the period these common shares were outstanding, are included in the denominator of basic FFO per share, as adjusted. To determine the dilution resulting from the forward equity sales agreements during the period of time prior to settlement, we calculate the number of weighted-average shares outstanding – diluted using the treasury stock method.

This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: October 29, 2025	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer